Exhibit 5.1

Suite 2800 1100 Peachtree St. Atlanta GA 30309-4530 t 404 815 6500 f 404 815 6555 www.KilpatrickStockton.com

June 6, 2007	direct dial 404 815 6444 direct fax 404 541 3402 DStockton@KilpatrickStockton.com

James River Coal Company
901 E. Byrd Street, Suite 1600
Richmond, Virginia 23219

Ladies and Gentlemen:

We have acted as counsel to James River Coal Company (the “Company”), a Virginia corporation, in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended.

The Registration Statement includes a prospectus (the “Prospectus”) that provides that it will be supplemented in the future by one or more supplements (each, a “Prospectus Supplement”). The Prospectus, as supplemented by one or more Prospectus Supplements, relates to the issuance by the Company of up to an aggregate of $150,000,000 of its (i) shares of common stock, $0.01 par value per share (“Common Stock”), (ii) shares of preferred stock, $1.00 par value per share, in one or more series, which may be convertible into or exchangeable for common stock (the “Preferred Stock”), (iii) debt securities, in one or more series, which may be senior or subordinated and may be convertible into or exchangeable for common stock or preferred stock, and may be guaranteed by one or more of the Company’s subsidiaries (collectively, “Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”), and (v) any combination of the foregoing securities (“Units”). The Common Stock, Preferred Stock, Debt Securities, Warrants and Units are collectively referred to as the “Securities”.

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The Debt Securities may be issued pursuant to an indenture between the Company and a financial institution to be identified therein as trustee (the “Trustee”) in the forms attached as Exhibits 4.8 and 4.10 to the Registration Statement, as such indentures may be supplemented from time to time (collectively, the “Indenture”). Any subsidiary guarantees of Debt Securities will be provided in an Indenture as supplemented or in a separate document issued pursuant to such Indenture as supplemented. The Warrants may be issued pursuant to a warrant agreement (the terms and conditions of which will be set forth in a Prospectus Supplement(s) relating to an issuance of Warrants), between the Company and a financial institution to be identified therein as warrant agent (the “Warrant Agent”), as such warrant agreement may be supplemented from time to time (collectively, the “Warrant Agreement”). The Units may be issued pursuant to a unit agreement (the terms and conditions of which will be set forth in a Prospectus Supplement(s) relating to an issuance of Units) between the Company and a financial institution to be identified therein as unit agent (the “Unit Agent”), as such unit agreement may be supplemented from time to time (collectively, the “Unit Agreement”).

We have examined the Registration Statement and the Indenture. We have also examined originals, or duplicates or conformed copies, of such documents, corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. As to questions of fact material to this opinion letter, we have relied upon certificates or comparable documents of public officials and upon oral or written statements and representations of officers and representatives of the Company.

During the course of such examination and review, and in connection with furnishing the opinions set forth below, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and, for the purposes of this opinion letter, have assumed such future proceedings will be timely completed in the manner presently proposed.

To the extent that the obligations of the Company under Debt Securities may be dependent upon such matters, we assume for purposes of this opinion letter that, at such time as the Indenture is executed and delivered by the Trustee, (i) the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Trustee will be duly qualified to engage in the activities contemplated by the Indenture; (iii) the Indenture will be duly authorized, executed and delivered by the Trustee and constitute the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (iv) the Trustee will be in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and (v) the Trustee will have the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Indenture.

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To the extent that the obligations of the Company under Warrants may be dependent upon such matters, we assume for purposes of this opinion letter that, at such time as the Warrant Agreement is executed and delivered by the Warrant Agent, (i) the Warrant Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Warrant Agent will be duly qualified to engage in the activities contemplated by the Warrant Agreement; (iii) the Warrant Agreement will be duly authorized, executed and delivered by the Warrant Agent and constitute the legally valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; (iv) the Warrant Agent will be in compliance, generally and with respect to acting as an agent under the Warrant Agreement, with all applicable laws and regulations; and (v) the Warrant Agent will have the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Warrant Agreement.

To the extent that the obligations of the Company under Units may be dependent upon such matters, we assume for purposes of this opinion letter that, at such time as the Unit Agreement is executed and delivered by the Unit Agent, (i) the Unit Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Unit Agent will be duly qualified to engage in the activities contemplated by the Unit Agreement; (iii) the Unit Agreement will be duly authorized, executed and delivered by the Unit Agent and constitute the legally valid and binding obligation of the Unit Agent, enforceable against the Unit Agent in accordance with its terms; (iv) the Unit Agent will be in compliance, generally and with respect to acting as an agent under the Unit Agreement, with all applicable laws and regulations; and (v) the Unit Agent will have the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Unit Agreement.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.    The Company has the authority pursuant to its Amended and Restated Articles of Incorporation (“Articles”) to issue up to an aggregate of 100,000,000 shares of Common Stock. When (i) the Board of Directors of the Company has adopted a resolution in form and content as required by applicable law authorizing the issuance of shares of Common Stock (with such shares, together with all shares previously issued or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 100,000,000 shares), (ii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (iii) such shares are issued and delivered and payment of legal consideration in excess of the par value thereof is received in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

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2.    The Company has the authority pursuant to its Articles to issue up to an aggregate of 10,000,000 shares of Preferred Stock. When (i) a series of Preferred Stock has been duly established in accordance with the terms of the Articles and applicable law, (ii) when the Board of Directors of the Company has adopted a resolution in form and content as required by applicable law authorizing the issuance of shares of Preferred Stock (with such shares, together with all shares previously issued or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 10,000,000 shares), (iii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (iv) such shares are issued and delivered and payment of legal consideration in excess of the par value thereof is received in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolutions, shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.    When (i) the Indenture has been duly executed and delivered by the Company and the Trustee, (ii) the Debt Securities and any related subsidiary guarantees have been duly issued and delivered in accordance with the Indenture as it may be supplemented (including, without limitation, the adoption by the Board of Directors of the Company, or a duly formed committee thereof, of a resolution duly authorizing the issuance and delivery of the Debt Securities and the adoption by the Board of Directors of the guaranteeing subsidiary of a resolution duly authorizing the execution and delivery of such guarantee), the Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (iii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that the (x) terms of the Debt Securities and any related subsidiary guarantees as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (y) Debt Securities and any related subsidiary guarantees as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (z) Debt Securities and any related subsidiary guarantees as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Debt Securities and any related subsidiary guarantees will constitute legally valid and binding obligations of the Company or the subsidiary guarantor, enforceable against the Company or the subsidiary guarantor, as applicable, in accordance with their respective terms.

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4.    When (i) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent, (ii) the Warrants have been established in accordance with the Warrant Agreement (including, without limitation, the adoption by the Board of Directors of the Company, or a duly formed committee thereof, of a resolution duly authorizing the issuance and delivery of the Warrants), duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (iii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that the (x) terms of the Warrants executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (y) Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (z) Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.    When (i) the Unit Agreement has been duly executed and delivered by the Company and the Unit Agent, (ii) the Units have been established in accordance with the Unit Agreement (including, without limitation, the adoption by the Board of Directors of the Company, or a duly formed committee thereof, of a resolution duly authorizing the issuance and delivery of the Units), duly authenticated by the Unit Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Unit Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (iii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that the (x) terms of the Units executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (y) Units as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (z) Units as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Units will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions provided above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors (including, without limitation, the effect of statutory or other laws regarding preferential transferees); (ii) the effect of general equitable principles (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy.

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We express no opinion as to (i) the effectiveness (A) of any waiver (whether or not stated as such) contained in the Indenture, or otherwise, or any consent thereunder relating to, any unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (B) of any waiver (whether or not stated as such) contained in the Indenture of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (C) of any provisions of the Indenture, Warrant Agreement or Unit Agreement that may be construed as penalties or forfeitures; or (D) of any covenants (other than covenants relating to the payment of principal, interest, premium, indemnities and expenses) in the Indenture, Warrant Agreement or Unit Agreement to the extent they are construed to be independent requirements as distinguished from conditions to the declaration or occurrence of a default or any event of default; or (ii) the validity, binding effect or enforceability of any provision of the Indenture, Warrant Agreement or Unit Agreement related to choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of Georgia or a federal district court sitting in the State of Georgia, in each case, applying the choice of law principles of the State of Georgia.

Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions expressed herein are limited to, the Stock Corporation Act of the Commonwealth of Virginia, the laws of the State of New York and the federal laws of the United States of America. We express no opinion with respect to the laws of any other jurisdiction or, in the case of Virginia, to any other laws.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur that could affect the opinions contained herein.

This opinion letter is being furnished in accordance with the requirements of Item 15 of Form S-3 and Item 601(b)(5) of the Commission’s Regulation S-K. We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement, and any amendments or supplements thereto, and further consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

Sincerely, KILPATRICK STOCKTON LLP /s/ David A. Stockton David A. Stockton, a Partner